EXHIBIT 10.2
        AGREEMENT


Digital Video Systems, Inc.
160 Knowles Drive
Los Angeles, California 95032


Gentlemen:

        I am executing and delivering this agreement (this "Agreement") in connection with my loan of funds to and purchase from Digital Video Systems, Inc., a Delaware corporation (the "Company"), of shares of the Company's common stock, par value $.0001 (the "Common Stock").

        1. Loan. Concurrently with my execution of this Agreement, I shall lend the Company $500,000, which shall bear interest at 10% per annum and shall be repaid as set forth in paragraph 2 below (the "New Loan"). The
New Loan shall be in addition to the $500,000 loan previously made by me and evidenced by a promissory note, dated May 28, 1998 (the "Prior
Loan").

        2. Unconditional and Irrevocable Subscription. I hereby unconditionally and irrevocably agree that on the date (the "Purchase Date") occurring five trading days after the earlier to occur of (i) the filing of the Company's Annual Report on Form 10-KSB for the Company's fiscal year ended March 31, 1998 ("Fiscal 1998") or (ii) the issuance by the Company of a press release disclosing the Company's operating and financial results for Fiscal 1998, I shall purchase shares of Common Stock (the "Shares") for a total purchase price of $1,000,000 plus the accrued interest through the Purchase Date on the New Loan and the Prior Loan. The purchase price per share (the "Purchase Price") and the number of shares being purchased shall be determined as set forth in paragraph 2 below. Payment for the Shares shall be made by the cancellation of the New Loan and the Prior Loan, effective as of the Purchase Date, and all principal and interest owing on the New Loan and the Prior Loan shall be deemed paid by the issuance of the Shares to me.

        3. Purchase Price. The Purchase Price shall equal the average closing sales price, or the closing bid if no sales were reported, for a share of Common Stock, as quoted on The Nasdaq National Market System for the five trading days immediately preceding, and including the Purchase Date; provided, that the Purchase Price shall not be greater than $1.20 per share of Common Stock, or less than $.50 per share of Common Stock. The number of Shares to be purchased shall be equal to $1,000,000 plus the accrued interest through the Purchase Date on the New Loan and the Prior Loan, divided by the Purchase Price.

        4. Registration Rights. The Company shall, within 30 days of the sale and purchase of the Shares under this Agreement, file a registration statement with the Securities and Exchange Commission (the "SEC") covering such Common Stock under the Securities Act of 1933, as amended
(the "Securities Act").   The Company shall use its reasonable best
efforts to cause such registration statement to become effective under the Securities Act.

        5. Purchaser's Representations, Warranties and Covenants. I hereby represent, warrant to and agree with the Company as follows:

             (a) I understand that the shares of Common Stock sold to me hereby have not been registered under the Securities Act, or any state securities laws in reliance on exemptions from such registration for transactions not involving any public offerings. Consequently, such shares of Common Stock may not be sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available, and the certificate or certificates representing such shares of Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer may be placed against transfer of such shares of Common Stock):

                THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR ANY STATE SECURITIES ACT.  SUCH SHARES OF
COMMON STOCK MAY NOT BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (i) A REGIS-
TRATION STATEMENT UNDER SAID ACT SHALL HAVE BECOME
EFFECTIVE WITH RESPECT THERETO OR (ii) IN THE OPINION OF
COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER,
AN EXEMPTION UNDER SAID ACT AND FROM ANY APPLICABLE STATE
SECURITIES LAWS IS AVAILABLE.

            (b) I am purchasing shares of Common Stock hereunder solely for my own account, for investment, and not with a view to or for the resale, assignment, distribution, subdivision or fractionalization thereof.

            (c) I agree not to sell any shares of the Company's Common Stock, including without limitation, the Shares, prior to January 1, 1999.

            (d)     I have (i) reviewed and understand the Company's Business
Plan dated June   , 1998 provided to me by the Company (the
"Business Plan"); (ii) had the opportunity to review the Company's quarterly reports on Form 10-QSB for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 30, 1997, filed with the SEC, and the Company's preliminary operating results for the fiscal quarter and year ended March 31, 1998; and (iii) had an opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and prospects of the Company, and to obtain any additional information necessary to verify the accuracy of the information in the Business Plan.

            (e) I understand that the Business Plan and any other documents delivered to me by the Company in connection with my purchase of Common
Stock hereunder (collectively, the "Disclosure Materials") have not been approved or disapproved by the SEC or any state securities commission nor has any such commission passed upon the accuracy or adequacy of the Disclosure Materials or the fairness of my purchase of Common Stock hereunder. Any representation to the contrary is unlawful.

            (f) I understand that the Company intends to use the proceeds from my purchase of Common Stock hereunder for general corporate purposes and, at its option, for other purposes described in the Business Plan.

            (g) I am relying upon my own counsel, accountant and/or business adviser concerning legal, tax, business and related aspects of my purchase of Common Stock hereunder and my investment in the Company and I am not relying upon Troy & Gould Professional Corporation who serves as counsel to the Company.

            (h) I have the authority to enter into this Agreement and to consummate the transactions contemplated herewith without obtaining the consent of any third party, and entering into this Agreement and consummating such transactions will not conflict with any agreement with, or obligation to, any third party.

            (i) I will not enter into any lease, purchase agreement, license or other agreement of any type that commits the Company to expend in excess of $5,000 or that may otherwise create a liability for the Company of in excess of $5,000 without the prior written approval of the Company's chief executive officer.

       6. Company's Representations, Warranties and Covenants. The Company hereby represents and warrants to and agrees with me as follows:

           (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it proposes to conduct.

           (b) All corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken or will have been duly taken prior to the consummation of the purchase and sale provided for in this Agreement.

           (c) The shares of Common Stock to be sold and purchased hereunder have been, or, prior to the consummation of such sale and purchase, will have been, duly and validly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

           (d) For so long as I am a director of the Company, the Company will provide to me by telefax to a number for me that is on file with the Company copies of all proposed purchase orders, invoices and other agreements that would commit the Company to expend in excess of $5,000 or that may otherwise create a liability for the Company of in excess of $5,000 at least 48 hours prior to entering into any such commitment. In the event I disapprove of such commitment by delivering written notice of such disapproval to the Company's chief executive officer within 48 hours of my receiving by telefax the documentation described above, the Company shall not enter into such commitment unless it is approved by the Company's Board of Directors at a duly held meeting.

        7. Survival. The representations, warranties and covenants in Sections 5 and 6 above shall survive the delivery of this Agreement and the Purchase Price to the Company and the delivery to me of the shares of Common Stock purchased.

        8. Revocation. I acknowledge that the Company in executing its current Business Plan is placing substantial reliance on my agreement to purchase the Shares, and I agree that I cannot cancel, terminate or revoke this Agreement or any of my agreements hereunder.

        9.      Miscellaneous.

          (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand, against written receipt, or mailed by registered or certified mail, return receipt requested, postage prepaid, to me at my address set forth below and to the Company at its address set forth above. Notices shall be deemed given on the date of receipt or, if mailed, three business days after mailing, except notices of change of address, which shall be deemed given when received.

           (b) Notwithstanding the place where this Agreement may be executed by me or the Company, we agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal laws of the State of California without regard to principles of conflict of laws.

           (c) This Agreement constitutes the entire agreement between us with respect to the subject matter hereof and may be amended only by a writing executed by each of us.

           (d) The waiver by either of us of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach of any provision of this Agreement.

           (e) We agree to execute and deliver all further documents, agreements and instruments and to take such further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

           (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        I have signed this Agreement as of the date indicated below.

                                        /S/ Dr. Edmund Y. Sun
                                       -----------------------
                                           Dr. Edmund Y. Sun

                                      Address:
                                      One Atherton Oaks Lane
                                      Atherton, California, 94027

ACKNOWLEDGED AND AGREED:

DIGITAL VIDEO SYSTEMS, INC.


By:
        Name:  Edward M. Miller
        Title: Chief Executive Officer

        Date: June 24, 1998